Exhibit 99.906 CERT

certification

Ramon Rosado-Linera, Principal Executive Officer/President, and Maritza Arizmendi Diaz, Principal Financial Officer/Treasurer of DGI Investment Trust (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2025 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President DGI Investment Trust	Principal Financial Officer/Treasurer DGI Investment Trust

/s/ Ramon Rosado-Linera	/s/ Maritza Arizmendi Diaz
Ramon Rosado-Linera	Maritza Arizmendi Diaz

Date:	3/9/26	Date:	3/9/26

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the DGI Investment Trust and will be retained by the DGI Investment Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.